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                                                                    EXHIBIT 16.1


Deloitte & Touche LLP
Certified Public Accountants
Suite 400
200 South Biscayne Boulevard
Miami, Florida 33131-2310

Tel: (305) 372-3100
Fax: (305) 372-3160
www.us.deloitte.com
                                                                        DELOITTE
                                                                        & TOUCHE


October 19, 2001


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Hamilton Bancorp Inc. dated October 17, 2001, except that we do not have a sufficient basis to agree or disagree with the statements made in the second and last two sentences of the first paragraph, the reference to discussions between the Registrant and the OCC in the fourth sentence of the fourth paragraph, the last sentence of the fourth paragraph, and the last sentence of the sixth paragraph.


Yours truly,

/s/ Deloitte & Touche LLP
-----------------------------
DELOITTE & TOUCHE LLP
Miami, Florida